SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934
Date of Report (Date of earliest event reported) December 10, 2001

METALCLAD CORPORATION
(Exact name of registrant as specified in its charter)

             Delaware                                     0-2000
    (State or other jurisdiction)                (Commission File Number)

            95-2368719
 (I.R.S. Employer Identification No.)

      2 Corporate Plaza, Suite 125
         Newport Beach, CA                                 92660
(Address of Principal Executive Office)                 (Zip Code)

     Registrant's telephone number, including area code (949) 719-1234

     Item 5.  Other Events.

     On December 10, 2001, the Company entered into a Non-Recourse Security
And Pledge Agreement ("Pledge Agreement") with Blake Capital Partners LLC
("Blake") and Mr. Wayne Mills ("Mills") and Bruce H. Haglund, Esq., whereby
Mills and Blake pledged 500,000 shares (the "Pledged Shares") of Metalclad stock to guarantee a loan in the amount of $1,250,000 from the Company to
Blake. A copy of the Pledge Agreement is attached hereto as Exhibit A. The note is memorialized in the Non-Recourse Secured Note, dated December 10,
2001, between and among Metalclad, Blake, and Mr. Mills (the "Note"), a copy of which is attached hereto as Exhibit B. Under the terms of the
Pledge Agreement, Mills shall retain all voting power with respect to the
Pledged Shares unless and until (1) Metalclad cancels such shares as a result of Blake defaulting on the Note, or as a result of Blake and/or Mr.
Mills defaulting under the Pledge Agreement and failing to cure the default pursuant to the terms of the Pledge Agreement and/or the Note, or as a result of Blake requesting cancellation of such shares to satisfy its obligations under the Note, or (2) Blake requests the sale of such shares to satisfy its obligations under the Note.  As of the date of this filing, the Company's shares traded at approximately $2.05, valuing the collateral at $1.025 million.

     On December 14, 2001, Mr. Mills and Blake Capital filed an amended
Schedule 13D reflecting this loan agreement.  In this filing, it is indicated that Mr. Mills owns 1,005,000 shares.  Blake Capital Partners,
LLC, a Minnesota limited liability corporation ("Blake"), owns 400,000 shares.  Mr. Mills is the sole officer, director and controlling person of
Blake.  Ms. Mills, Mr. Mills' wife, owns 275,000 shares.  Mr. and
Ms. Mills each disclaim beneficial ownership over their spouse's shares and Ms. Mills disclaims beneficial ownership over the shares owned by Blake.  As of this date, the Company has 7,448,015 shares outstanding.  Accordingly,  Mr. Mills owns 18.9% of the outstanding shares and Ms. Mills owns 3.7% of  the outstanding shares.

     Additionally, on November 20, 2001, the Company has participated to the extent of $1 million in a private placement of securities in a company known as Catalytic Solutions, Inc. ("CSI"), a private company based in
Oxnard, California.  The offering was handled by JP Morgan and Hambrecht &
Quist and consists of a preferred stock offering that is convertible into common stock of CSI.  Exhibits C and D more fully detail the terms and convertibility features of this investment.

     Catalytic Solutions, Inc. is a materials science technology company focused on applying industry-leading technology to improve the performance and reduce the cost of automotive catalytic converters.  They have developed unique and proprietary Mixed Phase Catalyst "("MPC") technology that enables them to produce catalyst formulations that provide superior catalytic activity and durability at substantial cost saving versus competitive technologies.  Using MPC technology, they can manufacture coated substrates, the active core of a catalytic converter, that use up to
10 times lower platinum group metal ("PGM") loadings than competing offerings, which can result in a cost savings to auto manufacturers of up to $400 per vehicle.  They sell their coated substrates directly to major auto manufacturers and to aftermarket manufacturers of catalytic converters.

     Item 7.  Exhibits.

     Exhibit A:  Non-Recourse Security and Pledge Agreement dated
                 December 10, 2001.

     Exhibit B:  Non-Recourse Secured Note dated December 10, 2001.

     Exhibit C:  Catalytic Solutions Shareholders Agreement dated
                 November 15, 2001.

     Exhibit D:  Amended and Restated Articles of Incorporation of
                 Catalytic Solutions, Inc. a California Corporation.

     Exhibit E:  Metalclad Corporation Press Release dated December 14,
                 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               METALCLAD CORPORATION

December 21, 2001              By: /s/Anthony C. Dabbene
                                                   -----------------------
                                                   Anthony C. Dabbene
                                                   Chief Financial Officer

EXHIBIT A
NON-RECOURSE SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT is entered into as of this 10th day of
December, 2001, by and between BLAKE CAPITAL PARTNERS, LLC, a Minnesota limited liability company ("BLAKE"), with offices at 5020 Blake Road South,
Edina, Minnesota 55436, WAYNE W. MILLS, an individual residing at 5020
Blake Road South, Edina, Minnesota 55436 ("MILLS") (collectively referred to herein as "PLEDGORS"), METALCLAD CORPORATION, a Delaware corporation with offices at 2 Corporate Plaza, Suite 125, Newport Beach, California
92660 ("METALCLAD"), and BRUCE H. HAGLUND, ESQ., the attorney for and member of the Board of Directors of METALCLAD, whose office is located at 2
Park Plaza, Suite 450, Irvine, California 92614 (the "AGENT").

W I T N E S S E T H:

WHEREAS, pursuant to a Non-Recourse Secured Note dated December 10, 2001,
METALCLAD is simultaneously herewith lending $1,250,000.00 aggregate principal amount due June 10, 2001 (the "Note") to BLAKE, a copy of which
Note is attached hereto as Exhibit A; and

WHEREAS, as a condition precedent and as an inducement to METALCLAD to make the loan to BLAKE evidenced by the Note, PLEDGORS have agreed to grant to the AGENT for the benefit of METALCLAD a security interest in the
Collateral (as defined below), as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated:

1.1 "Collateral" shall mean (i) the Pledged Securities, (ii) all other monies, securities or other property at any time and from time to time received in exchange for any of the Pledged Securities; (iii) all right, title, and interest of BLAKE in and to the Pledged Securities.

1.2 "Event of Default" shall mean the occurrence of any one of the following events:

(a) BLAKE shall fail to pay any principal and/or interest on the Note when due in accordance with the terms of the Note; or

(b) Any material representation or warranty made by BLAKE and/or MILLS, respectively, as applicable and as more fully set forth in Section 5 below, at any time prior to payment in full of the Note with respect to ownership of the Collateral shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) BLAKE and/or MILLS shall default in the observance or performance of any covenant contained in this Agreement or the Note as the same may be applicable to itself or himself respectively; or

(d) PLEDGORS shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or PLEDGORS shall make a general assignment for the benefit of its creditors; or

(e) There shall be commenced against PLEDGORS any case, proceeding or other action of a nature referred to in clause (d) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B)
remains undismissed, undischarged or unbonded for a period of 30 days; or

(f) There shall be commenced against PLEDGORS any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against the Collateral which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or

(g) PLEDGORS shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (d), (e), or (f) above; or

(h) PLEDGORS shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

1.3 "Obligations" shall mean the obligations of BLAKE and/or MILLS under the Note and this Agreement that are specifically applicable to it or him, respectively.

1.4 "Pledged Securities" shall mean 500,000 shares of the common stock of
METALCLAD owned beneficially and of record by PLEDGORS as evidenced by certificates numbered 815, 817, and 818 (the "Certificates"), copies of which are attached hereto as Exhibit B.

2. PLEDGE. As security for the payment and performance in full of all of the Obligations, PLEDGORS hereby grant and pledge to the AGENT, for the benefit of METALCLAD, and hereby grant to the AGENT, a security interest in the Collateral to the extent of their respective interests in the
Collateral.

3. DELIVERY OF COLLATERAL TO THE AGENT. The AGENT hereby acknowledges the delivery of the Certificates to him, accompanied by stock powers or instruments of transfer with medallion signature guarantees, as the case may be, duly executed in blank by PLEDGORS (the "Stock Powers").

4. CHANGE OF DENOMINATION. The AGENT shall have the right (in his sole and absolute discretion) upon the occurrence and during the continuation of an
Event of Default, following the expiration of the applicable extension or
Cure Period as defined in Section 7.1 or 7.3 hereof, respectively, to exchange the Certificates or other instruments or documents representing the Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement and in accordance with the Uniform
Commercial Code.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BLAKE. BLAKE and/or MILLS
hereby represent and warrant to, and/or covenant and agree with, METALCLAD and the AGENT as follows:

5.1 BLAKE and/or MILLS are respectively the record and beneficial owners of the Pledged Securities and have the absolute right to pledge to the AGENT and to grant to METALCLAD a security interest in the Collateral.

5.2 To the best of PLEDGORS' knowledge, the execution, delivery and performance of this Agreement and the Note, the pledge to the AGENT, and the grant to METALCLAD of a security interest in the Collateral (i) will not violate, or involve the AGENT or METALCLAD in a violation of, any provision of any law or regulation or any order of any governmental authority or any judgment of any court applicable to BLAKE or his properties and assets, (ii) will not violate any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which PLEDGORS are a party or by which PLEDGORS or any of their property is bound or affected, (iii) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note, instrument or other agreement, and (iv) will not result in the creation, or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of PLEDGORS other than pursuant to this Agreement.

5.3 This Agreement constitutes the legal, valid and binding obligation of
BLAKE and/or MILLS with respect to their respective securities pledged hereunder, and is enforceable in accordance with its terms, subject (i) to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and other laws affecting creditors rights generally and to moratorium laws from time to time in effect, and (ii) to general equitable principles.

5.4 BLAKE and/or MILLS have good title to their respective securities pledged hereunder.

5.5 The Collateral is not subject to any other financial liens, security interests or encumbrances.

5.6 There is no material pending legal or governmental proceeding to which
PLEDGORS are a party or to which any of their properties is subject, which proceeding will materially affect (i) PLEDGORS ability to perform their obligations hereunder, or (ii) the Collateral.

5.7 This Agreement creates in favor of METALCLAD a valid, binding and enforceable security interest in, and lien upon, all right, title and interest of BLAKE and/or MILLS, respectively, in the Collateral and, upon delivery of the Collateral to the AGENT, METALCLAD will have a fully perfected first and prior security interest in and lien upon all right, title and interest of BLAKE and MILLS in the Collateral.

5.8 BLAKE will not create or permit to exist any financial lien, security interest or encumbrance on the Collateral except as permitted by this
Agreement.

6. VOTING RIGHTS; DIVIDENDS; ETC.

6.1 PLEDGORS shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to owners of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except, provided, however, such rights shall cease with respect to any Pledged Securities which are cancelled as expressly provided in Section 7 below.

6.2 Any dividends or distributions of any kind whatsoever (in cash or otherwise) received by PLEDGORS, including any dividends resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer, which are received in exchange for the Pledged
Securities, or other Collateral or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which
METALCLAD may be a party, or otherwise, shall be and become part of the
Collateral pledged hereunder.

7. MATURITY DATE; EXTENSION PERIOD; CURE PERIOD; LIMITED RECOURSE UPON
DEFAULT.

7.1 At the Maturity of the Note (as defined therein), BLAKE shall have the option of (i) paying the Obligations in cash; (ii) paying the principal portion of the Obligations by requesting cancellation of all or part of the
Pledged Securities as provided in the Note; (iii) paying the Obligations in part in cash, and in part by requesting cancellation of the Pledged
Securities as provided in the Note for the principal portion of the
Obligations; or (iv) giving METALCLAD notice that BLAKE is extending the
Maturity Date by 90 days (until September 8, 2002) (the "Extended Maturity
Date"), during which period simple interest shall accrue on the principal obligation at the rate of 12% per annum.

7.2 If, following the end of the Extended Maturity Date effected by BLAKE pursuant to Subsection 7.1 above, an Event of Default shall have occurred and be continuing, the AGENT, upon complying with Section 8 below, shall have the right to deliver that number of Pledged Securities to METALCLAD's stock transfer agent for cancellation as is necessary to pay the principal balance then due under the Note. The number of shares of the Pledged
Securities subject to cancellation (those necessary to pay the principal balance remaining under the Note) shall be derived by dividing the amount of the principal balance due under the Note by $2.50 per share. If after payment and/or cancellation of Pledged Securities to satisfy the principal portion of the Obligations, Pledged Securities remain in escrow with the
AGENT, the remaining Pledged Securities may be used to satisfy the interest portion of the Obligations at the rate of $2.50 per share. All Pledged
Securities remaining, if any, after satisfying the principal and interest portions of the Obligations under the Note shall immediately be returned by the AGENT and/or METALCLAD to BLAKE.

7.3 In the Event of Default, METALCLAD shall provide PLEDGORS Notice of the
Event of Default pursuant to paragraph 12 hereof and of its intention, if any, to seek its remedies pursuant to paragraph 8 hereof. Upon receipt of
Notice of an Event of Default, Pledgors shall have 90 days within which to cure said default (the "Cure Period"), provided, however, that in no event shall such Cure Period extend beyond the last date of the Extended Maturity
Date.

7.4 With respect to the principal owing under the Note, the sole and exclusive remedy for any Event of Default shall be to foreclose on the
Collateral as provided in this Agreement. Neither BLAKE nor MILLS shall be personally obligated to repay any of such principal. However, BLAKE remains personally obligated to pay any interest owing under the Note to the extent the obligation to pay such interest has not been satisfied by the cancellation of Pledged Securities pursuant to the terms of this Agreement or the application of the proceeds of the sale of such Pledged Securities to the Obligations. Such obligation of BLAKE to pay interest owing under the Note shall be guaranteed by MILLS.

8. CANCELLATION NOTICE. The AGENT shall give 10 calendar days written notice (the "Cancellation Notice") to BLAKE and MILLS of the AGENT's
intention to deliver any or all of the Pledged Securities to METALCLAD's stock transfer agent for cancellation. The Cancellation Notice shall set forth the number of shares of the Pledged Securities subject to cancellation, the number of Pledged Securities that shall be returned to
BLAKE and/or MILLS pursuant to Section 7.2 above, the date on which the
Pledged Securities will be sent to METALCLAD's stock transfer agent, and the calculation described in Section 7.2 above.

9. THE AGENT APPOINTED ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of an Event of Default, and following any applicable cure period, PLEDGORS hereby appoint the AGENT as their attorney-in-fact for the purpose of carrying out the provisions of this Agreement and the pledge of, and the grant of a security interest in, the Collateral hereunder and the taking of any action and the execution of any instrument which the AGENT may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the AGENT shall have the right and power to deliver shares of the Pledged Securities to METALCLAD's stock transfer agent and complete the Stock Power by inserting the date on which the
Pledged Securities are being cancelled in accordance with the terms of this
Agreement.

10. FURTHER ASSURANCES. Upon the request of the AGENT, PLEDGORS hereby agrees duly to execute and deliver, or cause to be duly executed and received, from time to time, at no cost or expense of PLEDGORS, such further instruments as may be necessary or proper, in the reasonable judgment of the AGENT, to carry out the provisions and purposes of this
Agreement and to do all things necessary or advisable, in the judgment of the AGENT, to perfect and preserve the pledge and the security interests of the AGENT hereunder and in the Collateral or any portion thereof.

11. RELEASE OF COLLATERAL.

11.1 The pledge and grant of the security interest in all of the Collateral hereunder shall terminate upon payment in full of the principal balance of the Note together with any interest owing thereon. AGENT hereby acknowledges that his authority is limited to disposition and cancellation of the Collateral only to the extent of the Obligations.

11.2 At such time as the pledge and security interest hereunder shall terminate, the AGENT shall, if requested by BLAKE or MILLS, execute such documents as BLAKE or MILLS may reasonably request, and assign and deliver to BLAKE or MILLS, or to such person or persons as BLAKE or MILLS shall designate, such of the Collateral (if any) as shall not have been cancelled pursuant to the terms hereof, together with appropriate instruments of reassignment and release and share certificates representing the Collateral and any Stock Powers then remaining in the possession or under the control of the AGENT. Any such reassignment shall be without recourse upon or warranty by the AGENT (other than as to such Collateral being free of any lien or encumbrance created by the AGENT).

12. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or shall be sent by facsimile
(and if sent by facsimile, shall be confirmed by registered mail, return receipt requested, or by overnight mail or courier, postage and delivery charges prepaid), to the addresses set forth in the introductory paragraph to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telecopy, when received. Addresses may be changed upon notice of such change given as provided in this Section
12.

13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the loan by METALCLAD, and the execution and delivery, of the Note pursuant to the Loan Agreement, and shall continue in full force and effect until the payment in full of the
Obligations or the, conversion, redemption or prepayment of all of the
Note, regardless of the release of part or all of the Collateral pursuant to the provisions of Section 11 hereof.

14. SUCCESSORS. Whenever in this Agreement any of the parties hereto is referred to such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties.

15. THE AGENT'S FEES. METALCLAD agrees to pay to the fees to the AGENT in connection with this Agreement and the Note.

16. INDEMNIFICATION BY METALCLAD. METALCLAD hereby indemnifies and holds harmless the AGENT from and against all claims, demands, losses, judgments, liabilities, penalties and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of any nature whatsoever, arising out of or related to this Agreement. This indemnity shall survive the termination of this Agreement.

17. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

18. FAILURE TO ACT NOT A WAIVER. Neither any failure to exercise, nor any delay on the part of the AGENT, BLAKE or MILLS in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.

19. MODIFICATION. No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure from the terms hereof, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

20. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law that may render any provision hereof invalid, illegal or unenforceable in any respect.

21. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

22. HEADINGS. The headings and captions of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

23. ARBITRATION. Any dispute relating to this Agreement shall be resolved by final and binding arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the
"AAA"). A copy of any demand for arbitration shall be filed with the Los
Angeles, California office of the AAA; and such arbitration shall be conducted in Orange County, California, unless all parties expressly agree in writing otherwise. Any award or decision issued by the arbitrator shall be a final and binding determination of the dispute without appeal or review except as permitted by the laws of the State of California. In addition to any damages awarded in any such arbitration, the prevailing party therein shall be entitled to receive its reasonable attorneys' fees and costs incurred in prosecuting such arbitration and enforcing any judgment thereon.

24. WAIVER OF POTENTIAL CONFLICT OF INTEREST. The parties hereto acknowledge that the AGENT is general counsel to METALCLAD. The parties agree to waive any potential conflict of interest that may exist as a result of such representation and acknowledge that they have consulted with independent counsel with respect to such potential conflict of interest or have waived such right. In the event of a dispute between PLEDGORS and
METALCLAD in connection with this Agreement, the AGENT agrees that neither he nor any member of his firm will act as counsel to METALCLAD in connection with the resolution of such dispute.
IN WITNESS WHEREOF, BLAKE, MILLS, METALCLAD, and the AGENT have caused this
Pledge Agreement to be executed by their respective duly authorized officers, all as of day and year first above written.

BLAKE:                                          MILLS:

BLAKE CAPITAL PARTNERS, LLC                     WAYNE W. MILLS

  /s/ Wayne W. Mills                              /s/ Wayne W. Mills
------------------------                        ------------------------
WAYNE W. MILLS, Manager                         WAYNE W. MILLS, Individually

METALCLAD:
METALCLAD CORPORATION

By:   /s/ Grant S. Kesler
    --------------------------
Grant S. Kesler, President

AGENT:

  /s/ Bruce H. Haglund
------------------------------
BRUCE H. HAGLUND

EXHIBIT B

NON-RECOURSE SECURED NOTE

$1,250,000.00 December 10, 2001

FOR VALUE RECEIVED, the undersigned, BLAKE CAPITAL PARTNERS, LLC, a
Minnesota limited liability company ("BLAKE"), hereby promises to pay to
METALCLAD CORPORATION, a Delaware corporation located at 2 Corporate Plaza,
Suite 125, Newport Beach, California 92660 or its registered assigns
("METALCLAD"), the principal sum of $1,250,000.00 on June 10, 2002
("Maturity") with simple interest at the rate of 6% per annum, principal and interest payable on Maturity. Wayne W. Mills ("MILLS"), an individual residing at the 5020 Blake Road South, Edina, Minnesota, is a party hereto solely for the purpose of guaranteeing payment by BLAKE of any interest obligations due hereunder.

BLAKE shall have the right to extend the Maturity date of this Note for a period of 90 days pursuant to Section 7 of the Non-Recourse Security and
Pledge Agreement dated December 10, 2001, a copy of which is attached hereto and incorporated herein by this reference as Exhibit "A" (the
"Security Agreement"). In the event BLAKE elects to extend the Maturity date, during the pendency of the 90-day extension period, simple interest shall be payable at 12% per annum.

The principal amount hereof, together with accrued, unpaid interest hereon, may be prepaid at anytime without penalty. In this regard BLAKE may direct
Bruce H. Haglund, as agent in accordance with terms of the Security
Agreement (the "Agent"), to sell all or any part of the Pledged Securities
(hereinafter defined) held in escrow and to use the proceeds therefrom to reduce the principal balance of this Note or have the same held in escrow pending further instructions from BLAKE. BLAKE may also instruct METALCLAD through the Agent, to cancel any of the shares held in escrow at $2.50 per share, or at a higher price at METALCLAD's discretion, and to have that amount applied to the then remaining principal balance of the Note.
METALCLAD and the Agent shall immediately perform any of the foregoing requests. The principal balance then due and owing under this Note shall thereupon be reduced by an amount equal to the number of Pledged Securities cancelled multiplied by $2.50 per share, or by such higher price, as applicable. If, after applying this amount to the principal balance of the
Note and in the event the Note has otherwise been paid in full, there remain any uncancelled Pledged Securities, the same shall be returned to
BLAKE or MILLS as required by the Security Agreement.

Payment of principal and interest shall be made in lawful money of the
United States of America or pursuant to cancellation of the Pledged
Securities as provided for herein, at the principal office of METALCLAD at
Newport Beach, California, or at such other place as METALCLAD shall have designated for such purpose in writing, or to the address or account designated by METALCLAD for such purpose.

The sole security for this Note is 500,000 shares of common stock of
METALCLAD pledged by BLAKE and MILLS as set forth in the Security Agreement
(the "Pledged Securities"). BLAKE shall have the right at any time to request the Agent to sell any or all of the Pledged Securities, in the open market or by private transaction, and to apply the proceeds of such sale, less brokerage commissions and fees incurred in such sale ("Selling
Expenses"), to pay all or any portion of any amount due hereunder, and said
Agent shall immediately perform such request; provided, however, that none of the Pledged Securities shall be sold for a price of less than $2.50 per share net of Selling Expenses.

This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of California. If any term, provision, covenant, or condition of this Note is held to be invalid, void, or unenforceable, the rest of the Note shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. BLAKE hereby waives presentment, demand, dishonor or notice of dishonor, protest or notice of protest, or other formality at maturity, at which time this
Note will be unconditionally due and payable in the manner and with the effect provided in the Security Agreement and this Note. METALCLAD shall be entitled to collect reasonable attorneys' fee from BLAKE, as well as other costs and expenses reasonably incurred, in connection with any dispute related to the payment due on this Note.

This is a non-recourse note and the recourse of METALCLAD, with respect to the principal amount owing under this Note, shall be limited to the
Collateral as provided in the Security Agreement. Neither BLAKE, nor MILLS,
shall be personally obligated to pay the principal amount owing under this
Note. However, BLAKE and MILLS shall be personally obligated to pay any interest owing under the Note to the extent the obligation to pay such interest has not been satisfied by the cancellation of Pledged Securities pursuant to the terms of this Note or the Security Agreement or by the application of the proceeds of the sale of such Pledged Securities to
BLAKE's obligations hereunder.

IN WITNESS WHEREOF, BLAKE has executed and delivered this Note to METALCLAD on December 10, 2001.

BLAKE:

BLAKE CAPITAL PARTNERS, LLC

                    /s/ Wayne W. Mills
                    ---------------------------------
                    WAYNE W. MILLS, Manager

MILLS:

Wayne W. Mills

                    /s/ Wayne W. Mills
                    ---------------------------------
                    Individually

EXHIBIT C

SHAREHOLDERS' AGREEMENT

dated as of November 15, 2001

among

CATALYTIC SOLUTIONS, INC.

and

THE SHAREHOLDERS NAMED HEREIN

Morgan, Lewis & Bockius LLP
New York, New York

TABLE OF CONTENTS

                                                                    PAGE
ARTICLE I   CERTAIN DEFINITIONS                                       1
1.1   Defined Terms                                                   1

ARTICLE II  TRANSFERS OF RESTRICTED SECURITIES                        4
2.1   Restrictions Generally; Securities Act                          4
2.2   Legends                                                         5
2.3   Transfers by Management Group Members                           6
2.4   Management Group First Refusal Rights                           6
2.4   Series C First Refusal Rights                                   7

ARTICLE III TAG-ALONG RIGHTS; PREEMPTIVE RIGHTS                       9
3.1   Tag-Along Rights                                                9
3.2   Pre-Emptive Right                                              10

ARTICLE IV  MISCELLANEOUS                                            12
4.1   Election of Directors                                          12
4.2   Series C Protective Provisions	                           13
4.3   Governing Law                                                  14
4.4   Waiver of Jury Trial                                           14
4.5   Entire Agreement; Amendments                                   15
4.6   Term                                                           15
4.7   Inspection                                                     15
4.8   Recapitalization, Exchanges, Etc., Affecting
      Restricted Securities                                          15
4.9   Compliance with Regulations                                    15
4.10  Waiver                                                         15
4.11  Successors and Assigns                                         15
4.12  Remedies                                                       15
4.13  Invalid Provisions                                             16
4.14  Headings                                                       16
4.15  Further Assurances                                             16
4.16  Gender                                                         16
4.17  Counterparts                                                   16
4.18  Notices                                                        16
4.19  Joinder Agreement                                              17
4.20  Investors Rights Agreement                                     17

SHAREHOLDERS' AGREEMENT, dated as of November 15, 2001 (the "Effective
Date"), by and among Catalytic Solutions, Inc., a California corporation
(the "Company"), Stephen J. Golden ("Golden"), William R. Anderson
("Anderson"), Daniel P. McGuire ("McGuire") and the holders of the
Company's Series C Preferred Stock (the "Series C Shareholders").
RECITALS

WHEREAS, each of the Management Group Members, as defined below, Series C
Shareholders and the Company desires to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the transfer or other disposition of securities of the Company and matters relating to the corporate governance of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1	   Defined Terms.

      (a)  The following capitalized terms, when used in this Agreement, have the respective meanings set forth below:

           "Affiliate" means, as applied to any Person, (a) any other
Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i)
10% or more of any class of equity securities of that Person or any of its
Affiliates or (ii) 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such
Person.  For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

           "Agreement" means this Shareholders' Agreement and the exhibits hereto, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

           "Associate" means, with respect to any Person, (i) any
corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such
Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

           "Board" means the Board of Directors of the Company.

           "Commission" means the Securities and Exchange Commission.

           "Common Stock" means the Company's common stock, no par value per share, and any stock and other securities into which such Common Stock may thereafter be changed or exchanged.

           "Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, all shares of Common Stock outstanding at the time of determination and all shares issuable upon the exercise of outstanding Options, outstanding Warrants or other convertible or exchangeable securities; provided, however, that with respect to any
Options, shares of Common Stock shall only be included in the determination of Diluted Basis to the extent such Options are vested.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

           "Joinder Agreement" means a Joinder Agreement substantially in the form attached hereto as Attachment 1.

           "Lien" means any lien, claim, option, charge, encumbrance, security interest or other adverse claim of any kind.

           "Management Group Members" means Golden, Anderson and McGuire and their respective Permitted Transferees, so long as any such Person shall hold Restricted Securities.

           "Options" means options to purchase shares of Common Stock issued pursuant to the Company's stock option plan or otherwise granted by the Company (subject in each case to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events).

           "Permitted Transferee" means:

           (i)  as to any Management Group Member, the child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-
law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-
in-law (including by adoption) of such Management Group Member, or any trust of which such Management Group Member is the trustee and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement or any partnership, the general partner(s) and limited partner(s) (if any) of which are one or more Persons identified in this clause (i) or any charitable foundation;

           (ii)  as to any Management Group Member, any other Management
Group Member; any trust, a majority in interest of the beneficiaries of which, or corporation or partnership or limited liability company, a majority in interest of the shareholders, limited partners or members of which, or partnership, the managing general partner of which, are (or is)
one (1) or more of the Persons identified in this clause (ii), the spouse of any such Person and/or such Person's lineal descendants (including by adoption); and

           (iii)  as to any Person that becomes a Management Group Member and that is not a natural Person, any Affiliate of such Management Group
Member.

           "Person" means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

           "Preferred Stock" means the Company's outstanding Preferred
Stock as such class of security exists on the Effective Date and any other stock and securities into which such Preferred Stock may thereafter be changed or exchanged.  As of the Effective Date, the Preferred Stock includes the Series A Preferred, the Series B Preferred and the Series C
Preferred.

           "Pro Rata" means, with respect to one or more Series C
Shareholders, in proportion to the number of shares of Common Stock on a
Diluted Basis owned by such Series C Shareholder or Shareholders.

           "Qualified Public Offering" means an underwritten public
offering of the shares of Common Stock with an aggregate offering size of
$25 million at a public offering price per share that is not less than
$44.375.

           "Registration Rights Agreement" means the Registration Rights
Agreement, dated as of the date hereof, by and among the signatories thereto, as the same may be amended, modified or supplemented from time to time.

           "Restricted Securities" means the Common Stock, the Series A
Preferred, the Series B Preferred, Series C Preferred, the Options, the
Warrants and any other securities exercisable, exchangeable or convertible for or into Common Stock and any securities issued with respect to any of the foregoing as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

           "Sale of the Company" means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons not an Affiliate, directly or indirectly, of any Management Group Member pursuant to which such Person or
Persons (together with its Affiliates) acquires (i) securities representing at least a majority of the voting power of all securities of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or
(ii) all or substantially all of the Company's assets on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Series A Preferred" means the Series A Preferred Stock, no par value per share, of the Company.

            "Series B Preferred" means the Series B Preferred Stock, no par value per share, of the Company.

           "Series C Preferred" means the Series C Preferred Stock, no par value per share, of the Company.

           "Shareholder" means each of the Series C Shareholders and the
Management Group Members for so long as any such Person shall hold
Restricted Securities.

           "Transfer" means, directly or indirectly, any sale, transfer, assignment, hypothecation, pledge or other disposition of any Restricted
Securities or any interest therein.

           "Warrants" means warrants to purchase up to 18,055 shares of
Common Stock issued by the Company and warrants to purchase 70,143 shares of Series C Preferred issuable upon the consummation of the transactions contemplated by that Investment Agreement dated the date hereof between the
Company and the Investors named therein (the "Investment Agreement").

      (b)  Unless otherwise provided herein, all accounting terms used in this Agreement shall be interpreted in accordance with United States of
America generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

ARTICLE II
TRANSFERS OF RESTRICTED SECURITIES

     2.1  Restrictions Generally; Securities Act.  Each of the Series C
Shareholders and each Management Group Member agrees that, in addition to the other requirements imposed herein relating to transfer, it will not transfer any Restricted Securities except pursuant to (i) an effective registration statement under the Securities Act; (ii) an exemption from the registration requirements of the Securities Act and, if required by the
Company, receipt by the Company of an opinion of counsel to the Company; or
(iii) a no-action letter from the Commission addressed to the Company, to the effect that no registration under the Securities Act is required because of the availability of an exemption from registration under the
Securities Act.

     2.2  Legends.  (a)  Each certificate representing Restricted
Securities shall be endorsed with the following legend and such other legends as may be required by applicable state securities laws:
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
TO A STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 15, 2001,
AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM
TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED,
PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN
ACCORDANCE WITH THE PROVISIONS THEREOF, AND ANY TRANSFEREE OF
THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH
AGREEMENT.  COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED
WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE
FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER."
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR
TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION
STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND
IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II)
AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND
UNDER APPLICABLE STATE SECURITIES LAWS."

     (b)  Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act)
shall also bear such legends, unless in the opinion of counsel for the
Company, the Restricted Securities represented thereby are no longer subject to the provisions of this Agreement or the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) may be removed.

     2.3  Transfers by Management Group Members.  Each Management Group
Member severally agrees that it will not transfer any Restricted
Securities, except (i) to a Permitted Transferee or (ii) pursuant to the terms relating to transfer as set forth in this Agreement.

     2.4  Management Group First Refusal Rights.

     (a)  Except for Transfers
permitted pursuant to Section 2.3, if any Management Group Member (the
"Selling Management Group Member") proposes to transfer any Restricted
Securities of the Company (the "Offered Securities"), prior to any Transfer such Management Group Member shall obtain a bona fide arm's-length written offer (a "Bona Fide Offer") from an independent party unrelated to such
Management Group Member (the "Third Party") for the purchase of such
Offered Securities and shall give written notice of the proposed Transfer
(the "Notice of Intention") to the Company and to each of the Series C
Shareholders (the "Prospective Buyers"), accompanied by a copy of the Bona
Fide Offer and evidence demonstrating to the reasonable satisfaction of the
Company the Third Party's ability to consummate the purchase of the Offered
Securities in accordance with the terms of the Bona Fide Offer.  The Bona
Fide Offer shall identify such Third Party, the price per share (which shall be in cash or notes) being offered by the Third Party for the Offered
Securities (the "Offer Price") and all other material terms of the Bona
Fide Offer.

     (b)  For a period of thirty (30) days following its receipt of the
Notice of Intention, the Company shall have an irrevocable right to purchase all or any portion of the Offered Securities at the Offer Price, exercisable by delivery of notice (the "Company Notice") to the Selling
Management Group Member, with a copy to each of the Prospective Buyers, specifying the number of Offered Securities with respect to which the
Company is exercising its option.

     (c)  For a period of thirty (30) days following its receipt of the
Company Notice or, if no Company Notice is so received, for a period of sixty (60) days following its receipt of the Notice of Intention, each of the Prospective Buyers shall have the irrevocable right to purchase, upon such terms and conditions as may be individually negotiated with the Third
Party, any or all of the Offered Securities which the Company has elected not to purchase, Pro Rata among the Prospective Buyers; provided, however, that in the event any Prospective Buyer does not purchase any or all of its
Pro Rata portion of the Offered Securities, the other Prospective Buyers shall have the right to purchase such portion, Pro Rata, until all of such
Offered Securities are purchased or until such other Prospective Buyers do not desire to purchase any more Offered Securities.  The right of the
Prospective Buyers pursuant to this Section 2.4(c) shall be exercisable by delivery of a notice (the "Prospective Buyer Notice") setting forth the maximum number of Offered Securities that such Prospective Buyer wishes to purchase, including any number which would be allocated to such Prospective
Buyer in the event any other Prospective Buyer does not purchase all or any portion of its Pro Rata portion, to the Selling Management Group Member and the Company and shall expire if unexercised within such 30-day or 60-day period, as applicable.

     (d)  Notwithstanding the foregoing provisions of this Section 2.4, unless the Selling Management Group Member shall have consented to the purchase of less than all of the Offered Securities, neither the Company nor any Prospective Buyer may purchase any Offered Securities unless all of the Offered Securities are to be purchased (whether by the Company or the
Prospective Buyers, or any combination thereof).

     (e)  If all notices required to be given pursuant to this Section 2.4 have been duly given, and the Company and the Prospective Buyers determine not to exercise their respective options to purchase the Offered Securities or determine, with the consent of the Selling Management Group Member, to exercise their options to purchase less than all of the Offered Securities, then the Selling Management Group Member shall have the right, for a period of sixty (60) days from the earlier of (i) the expiration of the last applicable option period pursuant to this Section 2.4 or (ii) the date on which such Selling Management Group Member receives notice from the Company and the Prospective Buyers that they will not exercise in whole or in part the options granted pursuant to this Section 2.4, to sell to the Third
Party the Offered Securities remaining unsold under this Section 2.4 at a price not less than the Offer Price and on terms no more favorable to the
Third Party than the other terms set forth in the Bona Fide Offer;
provided, that prior to any such Transfer to the Third Party, the Third
Party executes and delivers to the Company, for the benefit of the Company, the Management Group Members and all Series C Shareholders, a Joinder
Agreement and thereby becomes a party to this Agreement.

     (f)  The closing of any purchase and sale pursuant to this Section 2.4
(other than to the Third Party) shall take place on such date, not later than fifteen (15) business days after the later of delivery to the Selling
Management Group Member of (i) the Company Notice and (ii) the Prospective
Buyer Notice, as the Company and the Selling Management Group Member shall select.  At the closing of such purchase and sale, the Selling Management
Group Member shall deliver certificates evidencing the Offered Securities being sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchasers thereof, duly executed by the
Selling Management Group Member, free and clear of any Liens, against delivery of the Offer Price therefor.

     (g)  In the event that the Prospective Buyers and the Company do not exercise their options to purchase any or all of the Offered Securities, and the Selling Management Group Member shall not have sold the remaining
Offered Securities to the Third Party for any reason before the expiration of the 60-day period described in Section 2.4(e), then such Selling
Management Group Member shall not give another Notice of Intention pursuant to this Section 2.4 for the period of 90 calendar days from the last day of such 60-day period.

     2.5  Series C First Refusal Rights.

     (a)  If a holder of Series C Preferred (the "Selling Series C Member")
proposes to transfer any Restricted Securities of the Company to (i) a customer of the Company, (ii) to any entity which is engaged in the business of selling, promoting, manufacturing and/or developing catalytic coatings (a "Competitor") or (iii) to any Affiliate of a Competitor or
customer of the Company (the "Series C Offered Securities"), prior to any
Transfer such Selling Series C Member shall obtain a bona fide arm's-length written offer (a "Series C Bona Fide Offer") from an independent party unrelated to such Series C Member (the "Series C Third Party") for the purchase of such Series C Offered Securities and shall give written notice of the proposed Transfer (the "Series C Notice of Intention") to the
Company and to each of the Series C Shareholders (the "Series C Prospective
Buyers"), accompanied by a copy of the Series C Bona Fide Offer and evidence demonstrating to the reasonable satisfaction of the Company the
Series C Third Party's ability to consummate the purchase of the Series C
Offered Securities in accordance with the terms of the Series C Bona Fide
Offer.  The Series C Bona Fide Offer shall identify such Series C Third
Party, the price per share (which shall be in cash or notes) being offered by the Series C Third Party for the Series C Offered Securities (the
"Series C Offer Price") and all other material terms of the Series C Bona
Fide Offer.  For purposes of this Section 2.5(a) only, the Series C Offered
Securities shall not include any proposed transfer of Restricted Securities by an original holder of Series C Preferred Stock to an Affiliate of such original holder of Series C Preferred Stock.

     (b)  For a period of thirty (30) days following its receipt of the
Series C Notice of Intention, the Company shall have an irrevocable right to purchase all or any portion of the Offered Securities at the Offer
Price, exercisable by delivery of notice (the "Series C Company Notice") to the Selling Series C Member, with a copy to each of the Series C
Prospective Buyers, specifying the number of Series C Offered Securities with respect to which the Company is exercising its option.

     (c)  For a period of thirty (30) days following its receipt of the
Series C Company Notice or, if no Series C Company Notice is so received, for a period of sixty (60) days following its receipt of the Series C
Notice of Intention, each of the Series C Prospective Buyers shall have the irrevocable right to purchase, upon such terms and conditions as may be individually negotiated with the Series C Third Party, any or all of the
Series C Offered Securities which the Company has elected not to purchase,
Pro Rata among the Series C Prospective Buyers; provided, however, that in the event any Series C Prospective Buyer does not purchase any or all of its Pro Rata portion of the Series C Offered Securities, the other Series C
Prospective Buyers shall have the right to purchase such portion, Pro Rata, until all of such Series C Offered Securities are purchased or until such other Series C Prospective Buyers do not desire to purchase any more Series
C Offered Securities.  The right of the Series C Prospective Buyers pursuant to this Section 2.5(c) shall be exercisable by delivery of a notice (the "Series C Prospective Buyer Notice") setting forth the maximum number of Series C Offered Securities that such Series C Prospective Buyer wishes to purchase, including any number which would be allocated to such
Series C Prospective Buyer in the event any other Series C Prospective
Buyer does not purchase all or any portion of its Pro Rata portion, to the
Selling Series C Member and the Company and shall expire if unexercised within such 30-day or 60-day period, as applicable.

     (d)  Notwithstanding the foregoing provisions of this Section 2.5, unless the Selling Series C Member shall have consented to the purchase of less than all of the Series C Offered Securities, no Series C Prospective
Buyer may purchase any Series C Offered Securities unless all of the Series
C Offered Securities are to be purchased (whether by the Company or the
Series C Prospective Buyer, or any combination thereof).

     (e)  If all notices required to be given pursuant to this Section 2.5 have been duly given, and the Company and the Series C Prospective Buyers determine not to exercise their options to purchase the Series C Offered
Securities or determine, with the consent of the Selling Series C Member, to exercise their options to purchase less than all of the Series C Offered
Securities, then the Selling Series C Member shall have the right, for a period of sixty (60) days from the earlier of (i) the expiration of the last applicable option period pursuant to this Section 2.5 or (ii) the date on which such Selling Series C Member receives notice from the Company and the Series C Prospective Buyers that they will not exercise in whole or in part the options granted pursuant to this Section 2.5, to sell to the
Series C Third Party the Series C Offered Securities remaining unsold under this Section 2.5 at a price not less than the Series C Offer Price and on terms no more favorable to the Series C Third Party than the other terms set forth in the Series C Bona Fide Offer; provided, that prior to any such
Transfer to the Series C Third Party, the Series C Third Party executes and delivers to the Company, for the benefit of the Company, the Selling Series
C Member and all Series C Shareholders, a Joinder Agreement and thereby becomes a party to this Agreement.

     (f)  The closing of any purchase and sale pursuant to this Section 2.5
(other than to the Series C Third Party) shall take place on such date, not later than fifteen (15) business days after the later of delivery to the
Selling Series C Member of the (i) the Series C Company Notice and (ii) the
Series C Prospective Buyer Notice, as the Company and the Selling Series C
Member shall select.  At the closing of such purchase and sale, the Selling
Series C Member shall deliver certificates evidencing the Series C Offered
Securities being sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchasers thereof, duly executed by the Selling Series C Member, free and clear of any Liens, against delivery of the Series C Offer Price therefor.

     (g)  In the event that the Series C Prospective Buyers and the Company do not exercise their options to purchase any or all of the Series C
Offered Securities, and the Selling Series C Member shall not have sold the remaining Series C Offered Securities to the Series C Third Party for any
reason before the expiration of the 30-day period described in Section
2.5(e), then such Selling Series C Member shall not give another Series C
Notice of Intention pursuant to this Section 2.5 for a period of 90 calendar days from the last day of such 60-day period.

ARTICLE III
TAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

     3.1  Management Tag-Along Rights.

     (a)  If any Management Group Member (the "Transferor") proposes to
Transfer, other than to a Permitted Transferee, an amount of Restricted
Securities of the Company ("Transferor Shares") that would result in proceeds to the Transferor of at least $100,000, to one or more Third
Parties (each such Person, a "Buyer"), then, as a condition to such
Transfer, the Transferor shall cause the Buyer to include an offer (the
"Article III Offer") to each Series C Shareholder (collectively, the
"Offerees"), to purchase from each Offeree, at the option of each Offeree, that number of shares of Restricted Securities determined in accordance with Section 3.1(b), on the same terms and conditions as are applicable to the Transferor Shares (which shall include, without limitation, any consideration to be received by the Transferor in the form of bonuses, consulting fees, non-competition payments and other payments which are, in the reasonable belief of the majority of the Series C Shareholders, designed as additional consideration for the shares).  The Transferor shall provide a written notice (the "Inclusion Notice") of the
Article III Offer to each Offeree, which may accept the Article III Offer by providing a written notice of acceptance of the Article III Offer to the
Transferor within forty (40) days of delivery of the Inclusion Notice.

     (b)  Each Offeree shall have the right (an "Inclusion Right") to sell pursuant to the Article III Offer up to that percentage of its Restricted
Securities, on a Diluted Basis, as equals the percentage of Restricted
Securities, on a Diluted Basis, proposed to be sold by the Transferor (the shares elected to be sold, being the "Inclusion Shares"); provided that if the Buyer does not agree to purchase all of the Transferor Shares and the
Inclusion Shares, then (i) the number of Transferor Shares shall be reduced by the amount of Restricted Securities sought to be sold by the Offerees pursuant to their exercise of the Inclusion Right; and (ii) if necessary, the Inclusion Shares shall be included on a Pro Rata basis among the
Offerees in accordance with the number of Inclusion Shares held by each
Offeree.

     (c)  The Buyer shall have 70 days, commencing on the 20th day after delivery of the Inclusion Notice, in which to purchase from the Transferor and the Offerees, the number of Restricted Securities with respect to which the Inclusion Right is exercised and the number of Transferor Shares.  The material terms of such sale, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice.  If at the end of such 70-day period the Buyer has not completed the purchase of the
Transferor Shares and the Offerees' Restricted Securities (if any) proposed to be sold, the provisions of this Section 3.1 shall continue to be in effect.

     (d)  Upon the consummation of the sale or other disposition of the
Transferor Shares and Restricted Securities of the Offerees to the Buyer
pursuant to the Article III Offer, the Buyer shall pay to the Transferor and each of the Offerees their respective portions of the sales price of the Restricted Securities sold or otherwise disposed of pursuant thereto, and shall furnish such other evidence of the completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Offerees.

     3.2  Pre-Emptive Right.

          (a)  Grant.  The Company hereby grants to each holder of shares of Series C Preferred the preemptive right to purchase, on the same terms and conditions and for the same price as the New Securities (as defined below) are issued to other persons by the Company, that Pro Rata portion of any New Securities which shall be equal to that number of New Securities as is equal to the product obtained by multiplying (a) the total number of New
Securities to be issued by (b) the quotient obtained by dividing (i) total number of shares of Common Stock on a Diluted Basis held of record by the shareholder by (ii) the total number of shares of Common Stock on a Diluted
Basis of the Company then outstanding.

          (b)  Notice.  The Company shall give to each holder of Series C
Preferred Stock written notice of the proposed offer to sell and issue any
New Securities, which written notice shall contain the terms of such proposed sale and issuance in reasonable detail.  The Company shall deliver such notice to the Series C Shareholder at least 60 days prior to the first date which such New Securities are proposed to be sold and issued to any third party.  The Series C Shareholders shall have the right to exercise the right granted pursuant to paragraph 3.2(a) above by giving written notice thereof to the Company within 60 days after the Company's delivery of the notice, specifying the amount of New Securities which the Series C
Shareholder desires to purchase.  In the event the Series C Shareholder does not give notice of exercise within such 60 day period, the Company may sell and issue New Securities without regard to the Series C Shareholder's rights under this section 3.2(b); provided that the failure of the Series C
Shareholder to exercise the right to purchase with respect to any particular sale and issuance of New Securities shall not affect the Series
C Shareholder's right to purchase New Securities in any subsequent sale and issuance by the Company.

          (c)  New Securities.  The term "New Securities" as used in this
Section 3.2 means shares of Common Stock or any rights, options, warrants or other securities (including debt securities) exercisable or exchangeable for or convertible into shares of Common Stock which the Company intends to sell or issue after the Effective Date, except for such securities which are issued or issuable:

             1.  in connection with an underwritten public offering;
             2.  upon conversion of shares of Preferred Stock or other
securities convertible into or exchangeable for Common Stock;
             3.  as dividends or distributions on Preferred Stock or Common
Stock;
             4.  to banks, equipment financing companies or equipment
lessors (not to exceed in the aggregate more than 169,000 shares of Common
Stock);
             5.  in connection with strategic alliances, business contracts or similar transactions approved by no less than six-sevenths of the
Company's Board to induce such business partner to use, promote or assist the Company in the development of its products;
             6.  in connection with any stock split, stock dividend,
reclassification, recapitalization or similar event;
             7.  in connection with a business acquisition by the Company, whether by merger, consolidation, purchase of assets, sale or exchange of stock or otherwise (not to exceed in the aggregate 5% of the then outstanding equity of the Company without the prior consent of the holders of at least 66 2/3% of the Series C Preferred); or
             8.  to current or prospective officers, directors or employees of or consultants to the Company or its affiliates, including the issuance or granting of options or rights to purchase Common Stock to such officers, directors, employees or consultants (not to exceed in the aggregate 7% of the then outstanding equity of the Company without the prior consent of the holders of at least 66 2/3% of the Series C Preferred).

          Notwithstanding any of the exceptions stated above, the Series C
Shareholders shall have a preemptive right pursuant to this Section 3.2(a)
in any situation in which the holders of the Series A Preferred Stock have preemptive rights under the Company's Amended and Restated Articles of
Incorporation.

          The Company may impose any conditions on any sale and issuance of
New Securities to which the right granted by Section 3.2(a) above applies which the Company reasonably believes are necessary to assure compliance with the applicable federal and state securities laws, including, without limitation, requiring that all purchasers and offerees of the New
Securities be "accredited investors" (as defined in Regulation D promulgated under the Securities Act).

     (d)  Limitation.  Notwithstanding anything in this Agreement to the contrary, the Series C Shareholder shall not have a pre-emptive right under this Section 3.2 to participate in any sale and issuance of any New
Securities by the Company if (i) the Company's sale and issuance of the New
Securities to the Series C Shareholder would not comply with all applicable federal and state securities laws, other than as a result of a voluntary act by the Company which can be brought into compliance without undue expense to the Company; or (ii) the Series C Shareholder fails to comply with any terms and conditions of its participation which are reasonably imposed by the Company and which apply generally to all persons participating in the sale and issuance of such New Securities.

ARTICLE IV
MISCELLANEOUS

      4.1  Election of Directors.  For so long as Cinergy Ventures II, LLC owns 281,690 shares of Series C Preferred, subject to equitable adjustment for stock splits, stock dividends or the like, each of the Series C
Shareholders hereby agrees that one of the two members of the Company's
Board of Directors to be elected by holders of the Series C Preferred, as provided by the Company's Articles of Incorporation, shall be designated by
Cinergy Ventures II, LLC.  The Series C Shareholders further agree that the second member of the Company's Board of Directors to be elected by holders of the Series C Preferred, as provided by the Company's Articles of
Incorporation, shall be designated by Cinergy Ventures II, LLC until the
Company's annual meeting of shareholders in 2003.  Thereafter, the second member of the Company's Board of Directors to be elected by holders of the
Series C Preferred, as provided by the Company's Articles of Incorporation, shall be elected by a majority of the holders of Series C Preferred, voting together as a class.  In addition, a vacancy in the directorship designated by Cinergy Ventures II, LLC shall be filled only by the designee of Cinergy
Ventures II, LLC.

     4.2  Series C Protective Provisions.  Except as otherwise required by law, so long as 680,000 shares of Series C Preferred are outstanding, subject to equitable adjustment for any stock splits, stock dividends or the like, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the outstanding shares of Series C Preferred, do any of the following:

          (a)  redeem or repurchase any outstanding shares of Common Stock or Preferred Stock, or securities convertible or exchangeable into, or exercisable for, Common Stock or Preferred Stock, other than (i) pursuant to agreements between the Company and any of its employees providing the
Company with the right of such repurchase at original cost upon any termination of employment or (ii) the redemption of the Series C Preferred pursuant to Section 7 of Article IV of the Company's Amended and Restated
Articles of Incorporation.

          (b)  authorize, create or issue any new or existing shares of any class or classes or series of capital stock having any preference or priority as to dividends or amounts distributable upon dissolution, liquidation or winding up of the Company superior to or on a parity with any such preference or priority of the Series C Preferred, or authorize or issue any shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exercisable or exchangeable for, or having option rights to purchase, any shares of stock of the Company having any preference or priority as to dividends or amounts distributable upon dissolution, liquidation or winding up of the Company superior to or on a parity with any such preference or priority of the Series C Preferred;

          (c)  reclassify any Common Stock into shares having any
preference or priority as to dividends or amounts distributable upon dissolution, liquidation or winding up of the Company superior to or on a parity with any such preference or priority of the Preferred Stock;

          (d)  amend or repeal any provision of, or add any provision to, the Company's Amended and Restated Articles of Incorporation or Bylaws;

          (e)  effect (i) any voluntary or involuntary liquidation,
dissolution or winding up of the Company, (ii) a merger, consolidation or other reorganization of the Company into or with another corporation which results in the Company's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity following such transaction or (iii) a sale of all or substantially all of the assets of the Company;

          (f)  dissolve or liquidate the Company pursuant to Section 7 of the Bankruptcy Code;

          (g)  increase or decrease the authorized number of directors constituting the Board or changing the requirements for a director; or

          (h)  declare a dividend or extraordinary dividend with regard to any security.

     4.3  Governing Law; Venue; Disputes.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New
York, notwithstanding any conflict of law provision to the contrary;
provided, however, that any matters herein within the purview of the
California Corporations Code shall be governed by the California
Corporations Code.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the federal courts within the State of New York, County of
New York. In the event of any dispute between the Company and/or any of the other parties hereto arising under this Agreement, the Registration Rights
Agreement, the Investment Agreement or the Company's Articles of
Incorporation, as amended, the prevailing party in any litigation shall be entitled to payment of its attorneys' fees and other costs and expenses incurred in connection with such dispute.

     4.4  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES
ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED
UPON OR ARISING OUT OF THIS AGREEMENT.  EACH OF THE PARTIES HERETO ALSO
WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR
THIS WAIVER, BE REQUIRED OF SUCH PARTY.  THE SCOPE OF THIS WAIVER IS
INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED
IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT,
INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL
OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF THE PARTIES HERETO FURTHER
WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL
COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS
FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE,
MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS
WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR
MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS
AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     4.5  Entire Agreement; Amendments.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument duly executed by the parties hereto.

     4.6  Term.  This Agreement shall terminate upon the earliest to occur of (i) the initial public offering of Common Stock of the Company; (ii) a
Sale of the Company and (iii) twenty-five years from the date hereof.

     4.7  Inspection.  For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any holder of Restricted Securities at the principal executive offices of the Company.

     4.8  Recapitalization, Exchanges, Etc., Affecting Restricted
Securities.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Restricted Securities, to any and all shares of the capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of, Restricted Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

     4.9  Compliance with Regulations.  Whenever a party is entitled to purchase Restricted Securities pursuant to the provisions of this
Agreement, any closing time period specified in such provision shall be tolled until any necessary governmental approval is received including, without limitation, approval under the Hart-Scott-Rodino Antitrust
Improvements Act of 1976.

     4.10 Waiver.  No waiver by any party of any term or condition of this
Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

     4.11 Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns (including, without limitation, transferees of Restricted Securities); provided, however, that (i) nothing contained herein shall be construed as granting any Shareholder the right to transfer any Restricted Securities except in accordance with this
Agreement, (ii) any Third Party that acquires Restricted Securities in accordance with this Agreement shall be bound by the provisions of this
Agreement and (iii) only the provisions of this Agreement that are expressly applicable to such type of Shareholder shall be applicable to such Shareholder and to the Restricted Securities in the hands of such
Shareholder.

      4.12 Remedies.  In the event of a breach by any party to this
Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement.  The parties agree that the provisions of this
Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     4.13 Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     4.14 Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     4.15 Further Assurances.  Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

     4.16 Gender.  Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable.  Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

     4.17 Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     4.18 Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or mailed by overnight courier prepaid to the parties at the following addresses or facsimile numbers:

          (i)  If to any Series C Investor:  Such Investor's address set forth on the Schedule of Investors to the Investment Agreement.

          (ii) If to the Company, to:

               Catalytic Solutions, Inc.
               1640 Fiske Place
               Oxnard, CA  93033
               Facsimile No.:  (805) 486-0511
               Attn.:  Chief Executive Officer

               with a copy to:

               Morgan, Lewis & Bockius LLP
               101 Park Avenue
               New York, New York  10178
               Facsimile No.:  212-309-627
               Attn.:  Christopher T. Jensen, Esq.

     All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 4.18, be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 4.16, be deemed given upon facsimile confirmation, and (y) if delivered by mail in the manner described above to the address as provided in this Section 4.18, upon the earlier of the third business day following mailing or upon receipt and (z)
if delivered by overnight courier to the address as provided in this
Section 4.18, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 4.18).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     4.19 Joinder Agreement.  Each of the Shareholders severally agrees that it will not transfer any of its Restricted Securities to any third party (including any Permitted Transferee) unless such transferee has executed a Joinder Agreement by which such transferee becomes a party to this Agreement.

     4.20 Investors Rights Agreement. This Agreement shall supersede the
Investors Rights Agreement dated April 16, 2001 between the Company and the parties thereto. Such Investors Rights Agreement to which any Series C
Investor is a party thereto shall be considered null and void.

Attachment 1
Form of Joinder Agreement

Catalytic Solutions, Inc.
1640 Fiske Place
Oxnard, CA  93033
Attn.:  Chief Executive Officer

Ladies and Gentlemen:

In consideration of the [transfer][issuance] to the undersigned of _____
shares of [Series C Preferred Stock, no par value per share,] [Common
Stock, no par value per share,] [Describe any other security being transferred or issued] of  Catalytic Solutions, Inc., a California corporation (the "Company"), the undersigned represents that [it is a
Permitted Transferee of [Insert name of transferor] and]* agrees that, as of the date written below, [he] [she] [it] shall become a party to that certain Shareholders Agreement, dated as of November __, 2001, as such agreement may have been or may be amended from time to time (the
"Agreement"), among the Company and the persons named therein, and [as a
Permitted Transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor,]* [shall be fully bound by, and subject to, the provisions of the Agreement that are applicable to the Management Group
Members]** [shall be fully bound by, and subject to, the provisions of the
Agreement that are applicable to the Series C Shareholders]*** as though an original party thereto and shall be deemed a [Management Group Member]
[Series C Shareholder] for purposes thereof.

        Executed as of the       day of         ,              .
        TRANSFEREE:

        Address:

*  Include if transferee is a Permitted Transferee
** Include if transferee is a Third Party or Management Group Member
***Include if transferor is a Series C Shareholder

EXHIBIT D

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CATALYTIC SOLUTIONS, INC.
a California Corporation

The undersigned certify that:

1.  They are the President and the Secretary, respectively, of Catalytic
Solutions, Inc., a California corporation.

2.  This corporation has determined to authorize additional shares of
Common Stock and Preferred Stock and to create a new series of Preferred
Stock of this corporation to be designated as Series C Preferred Stock to replace the existing Series C Preferred Stock of this corporation and, in connection therewith, the Articles of Incorporation of this corporation are amended and restated to read as follows:

I

     The name of this corporation is Catalytic Solutions, Inc.

II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General
Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

     This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."  The total number of shares which this corporation is authorized to issue is Ten
Million (10,000,000) shares, Seven Million Five Hundred Thousand
(7,500,000) shares of which shall be Common Stock (the "Common Stock") and
Two Million Five Hundred Thousand (2,500,000) shares of which shall be
Preferred Stock (the "Preferred Stock"), each having no par value. The first series of Preferred Stock shall be designated Series A Preferred
Stock and shall consist of One Hundred Thousand (100,000) shares (such series of Preferred Stock being sometimes referred to herein as "Series A
Preferred").  The second series of Preferred Stock shall be designated
Series B Preferred Stock and shall consist of One Hundred Thirty-Nine
Thousand (139,000) shares (such series of Preferred Stock being sometimes referred to herein as "Series B Preferred").  The third series of Preferred
Stock shall be designated Series C Preferred Stock and shall consist of One
Million, Nine Hundred and Thirty Five Thousand (1,935,000) shares (such series of Preferred Stock being sometimes referred to herein as "Series C
Preferred").  The relative rights, preferences, privileges and restrictions granted to or imposed upon the Series A Preferred, Series B Preferred and
Series C Preferred are as follows (any reference herein below to "Preferred
Stock" shall include Series A Preferred, Series B Preferred, Series C
Preferred and all additional series of Preferred Stock which may be designated in the future):

     1.   Dividend Rights of Preferred Stock.

     1.1  Series C Preferred.  The holders of the outstanding Series C
Preferred shall be entitled to receive, when, as and if declared by the
Board of Directors, out of any assets at the time legally available therefor, dividends for each share, payable in cash at a rate per annum equal to 8% of $17.75 per share of Series C Preferred ("Accruing
Dividends"). To the extent declared, such dividends shall be payable on a monthly basis, to the holders of record as they appear on the register of this corporation for the shares of Series C Preferred five (5) business days prior to such dividend payment date. Accruing Dividends shall be cumulative and shall accrue monthly from the date of issue, without interest, whether or not such dividends have been declared. Accruing
Dividends shall be paid upon (a) any Liquidating Event, (b) any conversion of the Series C Preferred into shares of Common Stock in accordance with
Section 3 of these Articles, and (c) any redemption of the Series C
Preferred in accordance with Section 7 of these Articles.

     1.2  Series A Preferred and Series B Preferred.  So long as any shares of Series C Preferred are outstanding, no dividend shall be paid on the
Series A Preferred, the Series B Preferred or the Common Stock, without the prior consent of the holders of a majority of the Series C Preferred.

     2.   Liquidation Preference.

     2.1  In the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation or a Change of Control as defined in Section 2.6 hereof (together, a "Liquidating Event"), the holders of shares of Series C Preferred then outstanding shall be entitled to be paid out of the assets of this corporation available for distribution to its shareholders, prior to and in preference over holders of Series A
Preferred, Series B Preferred, Common Stock or any other class or series of stock ranking junior to the Series C Preferred Stock, by reason of their ownership thereof, in respect of each share of Series C Preferred outstanding, an amount equal to $35.50 per share, plus all accrued but unpaid dividends and all other declared but unpaid dividends thereon (the
"Series C Liquidation Preference"), subject to equitable adjustment for any stock splits, stock dividends or the like. If, upon any such Liquidating
Event, the remaining assets of this corporation available for distribution to its holders of Series C Preferred shall be insufficient to pay the holders of shares of Series C Preferred the full amount to which they shall be entitled, the holders of shares of Series C Preferred shall share ratably in any distribution of the remaining assets and funds of this corporation in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     2.2  After payment of the Series C Liquidation Preference, the holders of Series A Preferred and the Series B Preferred then outstanding shall be entitled to be paid out of the assets of this corporation available for distribution to its shareholders, prior to and in preference over holders of Common Stock or any other class or series of stock ranking junior to the
Series A Preferred and Series B Preferred, by reason of their ownership thereof, the following: (a) to the holders of Series A Preferred, in respect of each share of Series A Preferred outstanding, an amount equal to
$15.00 per share, plus all declared but unpaid dividends thereon (the
"Series A Liquidation Preference") and (b) to the holders of Series B
Preferred, in respect of each share of Series B Preferred outstanding, an amount equal to $20.00 per share, plus all declared but unpaid dividends thereon (the "Series B Liquidation Preference"), in each case subject to equitable adjustment for any stock splits, stock dividends or the like.
If, upon any such Liquidation Event, the remaining assets of this corporation available for distribution to its holders of Series A Preferred and Series B Preferred shall be insufficient to pay the holders of shares of Series A Preferred and Series B Preferred the full amount to which they shall be entitled, the holders of shares of Series A Preferred and Series B
Preferred shall share ratably in any distribution of the remaining assets and funds of this corporation in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     2.3  After payment of the Series A Liquidation Preference and the
Series B Liquidation Preference, the holders of the Common Stock and the holders of the Series C Preferred participating on an as-if-converted basis shall be entitled to share ratably in the remaining assets of the
Corporation until the holders of the Series C Preferred have received an aggregate amount (including what was received pursuant to Section 2.1)
equal to $44.375 per share in respect of all outstanding shares of Series C
Preferred Stock  (the "Series C and Common Liquidation Preference").

     2.4  After payment of all preferential amounts required to be paid pursuant to Sections 2.1, 2.2 and 2.3 above, upon a Liquidating Event, all of the remaining assets and funds of this corporation available for distribution to its shareholders shall be distributed to the holders of the
Common Stock pro rata based on the number of shares of Common Stock held by each.

     2.5  This corporation shall give each holder of Series A Preferred,
Series B Preferred and Series C Preferred written notice of an impending
Liquidating Event not later than ten (10) days prior to the date set for the closing of such transaction, and shall also notify such holders in writing of the final approval of such transaction.  The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2 and this corporation shall thereafter give such holders prompt notice of any material changes in the terms of the transaction or the information supplied in the first notice.
The transaction shall in no event take place sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of 66 2/3% of the shares of each class of
Series A Preferred, Series B Preferred and Series C Preferred then outstanding.

     2.6  For purposes of this Section, a liquidation, dissolution or winding up of this corporation shall be deemed to include (unless the holders of 66 2/3% of the shares of each class of Series A Preferred,
Series B Preferred and Series C Preferred then outstanding, vote otherwise), (a) the merger, consolidation, recapitalization or other reorganization of this corporation into or with another corporation which results in this corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity following such transaction and (b) the sale of all or substantially all of the assets of this corporation (each a
"Change of Control").

     3.   Conversion.  The holders of the Series A Preferred, Series B
Preferred and Series C Preferred shall have conversion rights as follows
(the "Conversion Rights"):

     3.1  Right to Convert and Automatic Conversion.

     3.1.1 (a) Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time and from time to time, into one (1) fully paid and nonassessable share of Common Stock (the "Series A
Conversion Ratio"). Such initial Series A Conversion Ratio shall be subject to adjustment as provided below.

            (b) Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time and from time to time, into one (1) fully paid and nonassessable share of Common Stock (the "Series B
Conversion Ratio"). Such initial Series B Conversion Ratio shall be subject to adjustment as provided below.

            (c) Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time and from time to time, into one fully paid and nonassessable share of Common Stock (the "Series C
Conversion Factor").  Such initial Series C Conversion Factor shall be subject to adjustment as provided below. Upon any conversion of the Series
C Preferred into shares of Common Stock pursuant to this Section 3, this corporation shall pay in cash an amount equal to all accrued but unpaid dividends and all other dividends declared but unpaid on the Series C
Preferred.

                (i) If this corporation fails to enter into the agreement
referred to in Section 8.12 of the Investment Agreement dated as of
November 15, 2001, among this corporation and the Investors named therein
(the "Investment Agreement") by January 31, 2002, the Series C Conversion
Factor then in effect, including any adjustment made pursuant to Section
3.4, 3.5 or 3.6 of these Articles, shall be adjusted such that the number of shares of Common Stock that shall be issued in exchange for each share of Series C Preferred shall be multiplied by 1.3.

                (ii) If this corporation fails to book revenues and
generate a gross margin for the year ended December 31, 2002 in the amounts set forth in Section 8.13 of the Investment Agreement, the Series C
Conversion Factor as in effect, including any adjustments made pursuant to subsection (i) above or Section 3.4, 3.5 or 3.6 of these Articles, shall be adjusted such that the number of shares of Common Stock that shall be issued in exchange for each share of Series C Preferred shall be multiplied by 1.25.  For purposes of this subsection (ii), revenues shall be determined  by using Generally Accepted Accounting Principles.

                 (iii) If this corporation enters into (a) the agreement
referred to in Section 8.12 of the Investment Agreement by December 31,
2002 and (b) the agreements set forth in Section 8.14 of the Investment
Agreement by December 31, 2002, the Series C Conversion Factor as in
effect, including any adjustments made pursuant to subsections (i) and/or
(ii) above or Section 3.4, 3.5 or 3.6 of these Articles, shall be adjusted such that the number of shares of Common Stock that shall be issued in exchange for each share of Series C Preferred shall be multiplied by .909.

                   As used herein, "Conversion Ratio" shall mean the Series
A Conversion Ratio, the Series B Conversion Ratio or the Series C
Conversion Factor, as applicable in context.

     3.1.2  Each share of Series A Preferred, Series B Preferred and Series
C Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Ratio, immediately upon the closing of the offering pursuant to the corporation's registration statement on Form S-1
(or any other form equivalent thereto) pursuant to which Common Stock is sold to the public by this corporation (or selling shareholders, if any) in an underwritten initial public offering registered under the Securities Act of 1933, as amended, and realizes, aggregate proceeds of not less than
$25,000,000 and a per share offering price of not less than $44.375
(subject to equitable adjustment for any stock splits, combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends, or other similar events with respect to such shares) (a "Public Offering").

     3.2   Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.
Any conversion of shares of Preferred Stock by any holder shall be done on an aggregate basis taking into account all shares of Preferred Stock held by such holder.

     3.3   Mechanics of Conversion.  In order to convert shares of Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for shares of Series A Preferred, Series B
Preferred or Series C Preferred at the office of the transfer agent (or at the principal  office of this corporation if this corporation serves as its own  transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates.  Such notice shall state such holder's name or the names of the nominees inwhich such holder wishes the
certificate or certificates for shares of Common Stock to be issued. If required by this corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to this corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The date of a holder's conversion notice to this corporation pursuant to Section 3.1.1 of this Article III, or the closing of the Public Offering causing automatic conversion pursuant to Section 3.1.2 of this Article III, shall be the conversion date (the "Conversion Date").  This corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

     3.3.2  This corporation shall at all times during which the Series A
Preferred, Series B Preferred or Series C Preferred shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred, Series B
Preferred and Series C Preferred, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred, Series B
Preferred and Series C Preferred.

  3.3.3  Any share of Series A Preferred, Series B Preferred or Series C
Preferred which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to any such share, including the rights, if any, to receive dividends and notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holder thereof to receive shares of Common Stock in exchange therefor.  Any shares of Series A
Preferred, Series B Preferred or Series C Preferred so converted shall be retired and canceled and shall not be reissued, and this corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A Preferred, Series B
Preferred and Series C Preferred accordingly.

     3.3.4  If the conversion is pursuant to Subsection 3.1.2 in connection with a Public Offering, the conversion may at the option of any holder tendering Series A Preferred, Series B Preferred or Series C Preferred for
conversion be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion shall not be deemed to have converted such Series A Preferred, Series B Preferred or Series C Preferred
until immediately prior to the closing of the sale of securities.

     3.4   Adjustments to Series C Conversion Factor for Diluting Issues.

     3.4.1  Special Definitions.  For purposes of this Section 3.4, the following definitions shall apply:

          (a)  "Original Issue Date" shall mean the date on which the first share of Series C Preferred is first issued.

          (b)  "Series C Conversion Price" shall mean $17.75 per share of
Common Stock, as such price may be adjusted from time to time pursuant to this Section 3.

          (c)  "Permitted Issuance" shall mean all shares of Common Stock issued  by this corporation after the Original Issue Date issued or issuable:

              (1)  in connection with a Public Offering;

              (2)  upon conversion of shares of Preferred Stock or other
Convertible Securities (as defined below);

              (3)  as dividends or distributions on Preferred Stock or
Common Stock;

              (4)  to banks, equipment financing companies or equipment
lessors (not to exceed in the aggregate more than 169,000 shares of Common
Stock);

              (5)  in connection with strategic alliances, business
contracts or similar transactions approved by no less than six-sevenths of this corporation's Board of Directors to induce such business partner to use, promote or assist this corporation in the development of its products;

              (6)  in connection with a business acquisition by this
corporation, whether by merger, consolidation, purchase of assets, sale or exchange of stock or otherwise (not to exceed in the aggregate 5% of the then outstanding equity of this corporation without the prior consent of the holders of at least 66 2/3% of the Series C Preferred); or

              (7)  to current or prospective officers, directors or
employees of or consultants to this corporation or its affiliates, including the issuance or granting of options or rights to purchase Common
Stock to such officers, directors, employees or consultants (not to exceed in the aggregate 7% of the then outstanding equity of this corporation without the prior consent of the holders of at least 66 2/3% of the Series
C Preferred).

     3.4.2  Adjustment of Series C Conversion Factor and Series C
Conversion Price.  If and whenever, on or after the Original Issue Date, this corporation issues or sells, or in accordance with Section 3.5 is deemed to have issued or sold, other than pursuant to a Permitted Issuance and other than pursuant to an event for which adjustment is made pursuant to Section 3.6, any shares of Common Stock for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale (i) the
Series C Conversion Price shall be reduced to a price equal to the consideration per share of Common Stock in such issuance or sale and (ii)
the Series C Conversion Factor shall be increased to equal the amount determined by multiplying the Series C Conversion Factor in effect immediately prior to such issuance or sale by a fraction, the numerator of which is the Series C Conversion Price in effect immediately prior to such issuance or sale and the denominator is the Series C Conversion Price in effect immediately after such issuance or sale (as calculated pursuant to clause (i) above).

     3.5   Effect on Series C Conversion Factor and Series C Conversion
Price of Certain Events.  For purposes of determining the adjusted Series C
Conversion Factor and Series C Conversion Price under Section 3.4.2, the following shall be applicable:

           (a)  Issuance of Rights or Options.  If this corporation in any manner grants any rights or options (other than pursuant to a Permitted
Issuance and other than pursuant to an event for which adjustment is made pursuant to Section 3.6) to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common
Stock (including without limitation convertible common stock) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible
Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such
Convertible Securities is less than the Series C Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by this corporation for such price per share.  For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible
Securities" is determined by dividing (x) the total amount, if any, received or receivable by this corporation as consideration for the granting of all such Options, plus the minimum aggregate amount of additional consideration payable to this corporation upon the exercise of all such Options, plus in the case of such Options that relate to
Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to this corporation upon the issuance or sale of all such Convertible Securities and the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.  No further adjustment of the Series C Conversion Factor and Series C
Conversion Price shall be made upon the actual issuance of such Common
Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

           (b)  Issuance of Convertible Securities.  If this corporation in any manner issues or sells any Convertible Securities (other than pursuant to a Permitted Issuance and other than pursuant to an event for which adjustment is made pursuant to Section 3.6) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series C Conversion Price in effect immediately prior to the issuance or sale of such Convertible Securities, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such
Convertible Securities shall be deemed to be outstanding and to have been issued and sold by this corporation for such price per share.  For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (x)
the total amount received or receivable by this corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to this corporation upon the conversion or exchange thereof, by (y)
the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment of the Series C Conversion Factor and Series C Conversion Price
shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and, if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series C Conversion Factor and Series C
Conversion Price have been or are to be made pursuant to other provisions of Section 3.5(a), no further adjustment of the Series C Conversion Factor and Series C Conversion Price shall be made by reason of such issuance or sale.

           (c)  Change in Option Price or Series C Conversion Factor.  If
the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series C Conversion Factor in effect at the time of such change shall be readjusted to the Series C Conversion Factor which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the Series C Conversion Price shall be correspondingly readjusted.

           (d)  Treatment of Expired Options and Unexercised Convertible
Securities.  Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, in either case, without the exercise of such Option or right, the Series C Conversion
Factor and Series C Conversion Price then in effect shall be adjusted to the Series C Conversion Factor and Series C Conversion Price which would have been in effect at the time of such expiration or termination had such
Option or Convertible Securities, to the extent not exercised in full and outstanding immediately prior to such expiration or termination, never been issued.

           (e)  Calculation of Consideration Received.  If any Common
Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount paid therefor.  In case any Common Stock,
Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by this corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by this corporation shall be the fair market value thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which this corporation is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or
Convertible Securities, as the case may be.  The fair value of any consideration other than cash or marketable securities shall be determined in good faith by this corporation and approved by either (i) the directors nominated by the holders of Series C Preferred Stock pursuant to Section
4.2 below or (ii) the holders of a majority of the Series C Preferred Stock then outstanding.  If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined in good faith by an appraiser selected by this corporation and approved by either
(i) the directors nominated by the holders of Series C Preferred Stock pursuant to Section 4.2 below or (ii) the holders of a majority of the
Series C Preferred Stock then outstanding whose determination shall be final and binding on this corporation and all holders of the Series C
Preferred Stock.  The fees and expenses of such appraiser shall be paid by this corporation.

           (f)  Record Date.  If this corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or
Convertible Securities or (ii) to subscribe for or purchase Common Stock,
Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     3.6   Adjustment for Stock Splits, Dividends and Combinations.  If
this corporation shall at any time or from time to time after the Original
Issue Date effect a subdivision of the outstanding Common Stock or shall issue a dividend in Common Stock on its outstanding Common Stock, the
Conversion Ratio then in effect immediately before that subdivision shall be proportionately increased.  If this corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a lesser number of shares of Common Stock, the
Conversion Ratio then in effect immediately before the combination shall be proportionately decreased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

      3.7  Adjustments for Other Dividends and Distributions.  In the event this corporation at any time or from time to time after the Original Issue
Date shall make or issue a dividend or other distribution payable in securities of this corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series A Preferred, Series B Preferred and Series C Preferred shall receive upon conversion thereof, in addition to the number of shares of
Common Stock receivable thereupon, the amount of securities of this corporation that they would have received had their Series A Preferred,
Series B Preferred and Series C Preferred been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A
Preferred, Series B Preferred and Series C Preferred.

     3.8  No Impairment.  This corporation will not, by amendment of its
Amended and Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A
Preferred, Series B Preferred and Series C Preferred against impairment.

     3.9  Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section
3, this corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series A Preferred, Series B Preferred and Series C
Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records.
This corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred or Series C Preferred, furnish or cause to be furnished to such holder a similar certificate setting forth
(1) such adjustments and readjustments, (2) the Conversion Ratio then in effect and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of such
Preferred Stock.  Despite such adjustment or readjustment, the form of each certification or all certificates for Series A Preferred, Series B
Preferred and Series C Preferred, if the same shall reflect the initial or any subsequent Conversion Ratio, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of these Amended and Restated Articles of Incorporation, which shall control.

     3.10  Notice of Record Date.  In the event:

           (i) that this corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of this corporation;

           (ii) that this corporation subdivides or combines its
outstanding shares of Common Stock;

           (iii) of any reclassification of the Common Stock of this
corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of this corporation into or with another corporation, or of the sale of all or substantially all of the assets of this corporation; or

           (iv) of the involuntary or voluntary dissolution, liquidation or winding up of this corporation;

then this corporation shall cause to be filed at its principal office or at the office of the transfer agent for the Series A Preferred, Series B
Preferred and Series C Preferred, and shall cause to be mailed to the holders of the Series A Preferred, Series B Preferred and Series C
Preferred at their last addresses as shown on the records of this corporation or such transfer agent, at least 10 days prior to the record date specified in (A) below or 20 days before the date specified in (B)
below, a notice stating: (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up.

     3.11  Payment of Taxes.  The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of
Common Stock on conversion of the Series A Preferred, Series B Preferred or
Series C Preferred pursuant hereto.  This corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series A Preferred, Series B Preferred or Series C
Preferred so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this corporation the amount of any such tax payable by this corporation.

     4.   Voting Rights.

    4.1  Voting Rights Generally.  Except as otherwise provided herein or required by law, each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the whole number of shares of Common Stock into which such holder's shares of Preferred Stock could be converted on the record date for the vote or consent of shareholders, voting together as a single class.  Such holders of Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this corporation and shall vote with holders of the Common
Stock upon any matters submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote and except as otherwise provided in Section 7.

     4.2  Election of Directors. The number of directors of this corporation shall be set in accordance with this corporation's Bylaws.  For so long as 680,000 shares of Series C Preferred are outstanding, the holders of the Series C Preferred shall be entitled, voting separately as a class, to elect two directors of this corporation at each annual election of directors.  All remaining directors of this corporation shall be elected by the holders of Common Stock and the Preferred Stock, voting together as
a class.   In the case of any vacancy (other than a vacancy caused by removal by vote of the shareholders in accordance with applicable law) in the office of a director occurring among the directors elected by the holders of a class of stock (if any) pursuant to this Section 4.2, the remaining directors so elected by that class may, by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.  Any director who shall have been elected by the holders of a class of stock (if any) or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class of stock entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders, and any vacancy thereby created may be filled by the holders of that class of stock represented at a meeting or pursuant to written consent.

     5.   Series A Pre-Emptive Right.

     5.1  Grant.  This corporation hereby grants to each holder of shares of Series A Preferred Stock the preemptive right to purchase, on the same terms and conditions and for the same price as the New Securities (as defined below) are issued to other persons by this corporation, that portion of any New Securities which is equal to the product obtained by multiplying (i) the total number of New Securities to be issued by (ii) the quotient obtained by dividing (x) the total number of shares of Series A
Preferred Stock held of record by the shareholder by (y) the total number of shares of Common Stock and Preferred Stock of this corporation then outstanding.  For purposes of calculating the portion of the New Securities which may be purchased by the holders of shares of Series A Preferred Stock under this Section 5, it shall be assumed that all outstanding shares of
Preferred Stock have been converted into Common Stock of this corporation.
However, no actual conversion of Series A Preferred Stock to Common Stock shall occur except in accordance with Section 3.

     5.2  Notice.  This corporation shall give to each holder of shares of
Series A Preferred Stock written notice of the proposed sale and issuance of any New Securities, which written notice shall contain the terms of such proposed sale and issuance in reasonable detail.  This corporation may deliver such notice to the shareholder either (a) at least 60 days prior to the first date on which such New Securities are proposed to be sold and issued to any third party or (b) not more than thirty (30) days after the date on which this corporation closes the last sale of the New Securities to any third party.  If this corporation elects to deliver the notice after its sale of the New Securities to any third party, this corporation shall insure that the agreements with such third parties confirm this corporation's right to sell the New Securities to the holders of shares of
Series A Preferred Stock under this Section 5 and to sell such New
Securities to such holders free of any preemptive rights of such parties.
Each shareholder shall have the right to exercise the right granted under this Section 5 by giving written notice thereof to this corporation within
20 days after this corporation's delivery of the notice, specifying the amount of New Securities which the shareholder desires to purchase.  In the event the shareholder does not give notice of exercise within such 20-day period, this corporation may sell and issue the New Securities without regard to the shareholder's rights under this Section 5; provided that the failure of the shareholder to exercise the right to purchase with respect to any particular sale and issuance of New Securities shall not affect the shareholder's right to purchase New Securities in any subsequent sale and issuance by this corporation.

     5.3  New Securities.  The term "New Securities" as used in this
Section 5 means any shares of Common Stock or any rights, options, warrants or other securities exercisable or exchangeable for or convertible into shares of Common Stock which this corporation intends to offer, sell or issue after the date of first issuance of any shares of Series A Preferred
Stock, except for such securities which are:

           (a)  exchanged for the securities of another corporation or other business entity as a result of a merger or consolidation whereby this corporation or any wholly-owned subsidiary of this corporation is the surviving corporation;

           (b)  issued to another corporation or other business entity in exchange for all or substantially all of the assets of such corporation or entity;

           (c)  issued to the shareholders of another corporation or the equity participants in another business entity in exchange for eighty percent (80%) or more of the outstanding equity securities of such corporation or entity;

           (d)  securities representing or convertible into or exercisable for shares of Common Stock issued to fulfill any obligation of this corporation under any existing or future stock option, warrant or bonus or other incentive arrangement or plan for the benefit of the employees, consultants or directors of this corporation implemented for the purpose of inducing them to join, remain with or assist this corporation or its Board of Directors or any securities issued in satisfaction of such obligations;

           (e)  shares subject to the Corporation's sale and issuance of any shares of capital stock or other securities in an underwritten initial public offering registered under the Securities Act of 1933, as amended, and realizes aggregate proceeds of not less than $25,000,000;

            (f)  warrants and options to purchase shares of Common Stock of this corporation issued in connection with any transaction the principal purposes of which is (i) the borrowing of funds in exchange for its issuance of non-convertible promissory notes or similar instruments, (ii)
the leasing of equipment or acquisition of equipment, goods or services, or
(iii) any other financing transaction in which this corporation does not issue any securities, other than such warrants and options, which are exchangeable for or convertible into equity securities; or

           (g)  issued upon the exercise of any conversion, warrant or option rights whether presently or hereafter outstanding.

     This corporation may impose any conditions on any sale and issuance of
New Securities to which the right granted by Section 5.1 above applies which this corporation reasonably believes are necessary to assure compliance with applicable federal and state securities laws, including, without limitation, requiring that all purchasers and offerees of the New
Securities be "accredited investors" (as defined in Regulation D promulgated under the Securities Act).

     5.4  Limitation.  Notwithstanding anything in these Articles of
Incorporation to the contrary, no holder of shares of Series A Preferred
Stock shall have a preemptive right to participate in any sale and issuance of any New Securities by this corporation if:  (a) this corporation's sale and issuance of the New Securities to the shareholder would not comply with all applicable federal and state securities laws, other than as a result of a voluntary act by this corporation which can be brought into compliance without undue expense to this corporation; or (b) the shareholder fails to comply with any terms and conditions of its participation which are reasonably imposed by this corporation and which apply generally to all persons participating in the sale and issuance of such New Securities.

     5.5  Termination.  The pre-emptive right granted under this Section 5 shall terminate on the effective date of the first to occur of the following:

           (a)  the effective date of any offering by this corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act in which the aggregate price paid by the public for the shares shall be at least Twenty-Five Million Dollars
($25,000,000); provided that such an offering shall not include an offering of this corporation's equity securities made in connection with a business acquisition or combination or an employee benefit plan;

           (b)  the closing of the sale of all or substantially all of the assets and business of this corporation in substantially a single transaction; provided that the transfer of all or any part of the assets of this corporation to another corporation in which this corporation owns, immediately after such transfer, eighty percent (80%) or more of the outstanding voting securities of such other corporation shall not be considered a transaction described in this clause (b);

           (c)  the consummation of the merger or consolidation of this corporation with and into another corporation or another reorganization transaction as a result of which this corporation is not the surviving corporation; provided that the merger or consolidation of this corporation with or into another corporation primarily for purposes of the re-
domiciling of this corporation in another state and immediately after which the shareholders of this corporation own eighty percent (80%) or more of the outstanding voting securities of the surviving corporation shall not be considered a transaction described in this clause (c); and

           (d)  the acquisition of any voting securities of this
corporation by any person (as that term is used for purposes of Section
13(d) or Section 14(d) of the Exchange Act), immediately after which such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of this corporation's then outstanding voting securities.

      6.   Protective Provisions.

      6.1  Except as otherwise required by law, this corporation shall not, without the vote or written consent by the holders of at least a majority of the outstanding shares of any series of Preferred Stock, take any action that alters or changes the rights, preferences or privileges of such series of Preferred Stock or increases the authorized number of shares of such series of Preferred Stock.

    6.2  Except as otherwise required by law, so long as 680,000 shares of
Series C Preferred are outstanding, subject to equitable adjustment for any stock splits, stock dividends or the like, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the outstanding shares of Series C Preferred, do any of the following:

           (a)  redeem or repurchase any outstanding shares of Common Stock or Preferred Stock, or securities convertible or exchangeable into, or exercisable for, Common Stock or Preferred Stock, other than (i) pursuant to agreements between this corporation and any of its employees providing this corporation with the right of such repurchase at original cost upon any termination of employment or (ii) the redemption of the Series C
Preferred pursuant to Section 7 of this Article III.

           (b)  authorize, create or issue any new or existing shares of any class or classes or series of capital stock having any preference or priority as to dividends or amounts distributable upon dissolution, liquidation or winding up of this corporation superior to or on a parity with any such preference or priority of the Series C Preferred, or authorize or issue any shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exercisable or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends or amounts distributable upon dissolution, liquidation or winding up of this corporation superior to or on a parity with any such preference or priority of the Series C Preferred;

           (c)  reclassify any Common Stock into shares having any
preference or priority as to dividends or amounts distributable upon dissolution, liquidation or winding up of this corporation superior to or on a parity with any such preference or priority of the Preferred Stock;

           (d)  amend or repeal any provision of, or add any provision to, this corporation's Amended and Restated Articles of Incorporation or
Bylaws;

           (e)  effect any Liquidating Event or Change of Control;

           (f)dissolve or liquidate this corporation pursuant to Section 7 of the Bankruptcy Code;

           (g)  increase or decrease the authorized number of directors constituting the Board of Directors or changing the requirements for a director; or

           (h)  declare a dividend or extraordinary dividend with regard to any security.

     7.   Redemption.

     7.1  Redemption Rights Generally.  On July 31, 2005 (the "First
Redemption Date"), upon the consent of the holders of 66 2/3% of the then outstanding Series C Preferred (the "Requesting Investors"), this corporation shall redeem, in the manner and with the effect provided in
Sections 7.2 through 7.4, (i) 33 1/3% of the shares of the Series C
Preferred which shall then be outstanding; (ii) on July 31, 2006 (the
"Second Redemption Date"), 50% of the shares of the Series C Preferred which shall then be outstanding; and (iii) on July 31, 2007 (the "Third
Redemption Date"), 100% of the shares of the Series C Preferred  which shall then be outstanding. Each of the First Redemption Date, the Second
Redemption Date and the Third Redemption Date is hereinafter referred to as the "Redemption Date".

     7.2  Redemption Price.  The Series C Preferred to be redeemed on the
Redemption Date shall be redeemed by paying for each share (the "Redemption
Price") the sum of (a) $17.75 and (b) an amount equal to all dividends accrued but unpaid thereon up to the Redemption Date and all other dividends declared but unpaid thereon.

     7.3  Redemption Procedures.  Not less than 60 days before the First
Redemption Date, the Requesting Investors shall give written notice to this corporation of their desire for this corporation to redeem the Series C
Preferred.  Not less than 30 days before the Redemption Date, written notice shall be made to the holders of record of the Series C Preferred
Stock to be redeemed, specifying the number of shares to be redeemed, the
Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in California are required or authorized to close.  If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then notwithstanding that any certificate for shares of Series C Preferred to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

     7.4  Redeemed Shares to be Retired.  Any shares of Series C Preferred redeemed pursuant to this Section 6 shall be permanently retired and shall not under any circumstances be reissued; and this corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series C Preferred accordingly.

     8.   Notices.  Any notice required by the provisions of these Amended and Restated Articles of Incorporation, except as otherwise specifically provided herein, to be given to the holders of shares of Series A
Preferred, Series B Preferred or Series C Preferred shall be in writing and may be delivered by personal service or sent by telecopier, e-mail, telegraph or cable or sent by first class mail, return receipt requested, with postage thereon fully prepaid.  All such communications shall be addressed to each holder of record at its address appearing on the books of this corporation.  If sent by telecopier, e-mail, telegraph or cable, a confirming copy of such notice shall be contemporaneously sent by mail (in the manner provided above) to the holders.  Service of any such communication made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's delivery receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time.

IV

     1.  The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under
California law.

V

     2.  This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code)
through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code,
subject only to the applicable limits set forth in Section 204 of the
California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     3.  The foregoing amendment and restatement of these Articles of
Incorporation has been duly approved by the Board of Directors.

     4.  The foregoing amendment and restatement of these Articles of
Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code.  The total number of outstanding shares of this corporation is 1,162,487 shares of Common Stock, 100,000 shares of Series A Preferred Stock, 139,000 shares of Series B Preferred Stock and zero shares of Series C Preferred Stock.
The number of shares voting in favor of the amendment equaled or exceeded the vote required.  The percentage vote required was (a) more than 50% of the outstanding shares of Common Stock, Series A Preferred Stock and Series
B Preferred Stock voting together, (b) more than 50% of the outstanding shares of Common Stock voting as a class and (c) more than 50% of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock
voting together as a class.

     We further declare under penalty of perjury under the laws of the
State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  November 15, 2001

/s/Daniel P. McGuire
---------------------------------
Daniel P. McGuire, President

/s/Stephen J. Golden
---------------------------------
Stephen J. Golden, Secretary

METALCLAD CORPORATION

PRESS RELEASE
December 14, 2001

FOR IMMEDIATE RELEASE

METALCLAD ANNOUNCES PLANS FOR THE FUTURE AND STRATEGIC INVESTMENTS

Newport Beach, California, Metalclad Corporation (NASDAQ: MTLC), announced today its plan for moving forward.

Since receiving a $16 million cash payment from Mexico in settlement of the
Nafta litigation, the Company has explored several strategic directions and concluded the most promising avenue for creating value is to merge with a fast growing company in need of capital and a publicly traded stock.

Metalclad finds itself in the enviable position of having an established, profitable subsidiary; significant cash reserves; and an institutional investor base that would be very supportive of a merger with a company poised for significant growth and profitability.  Moreover, the Company has involved major individual shareholders in the decision-making process and has won their support for a proper and well-conceived merger.

Many opportunities for a merger were explored in anticipation of payment from Mexico, and there are several being looked at currently.  No definitive time frame for concluding a merger can be made.  The Company is in a position to move quickly provided the appropriate candidate is identified.

In order to enhance cash returns prior to selecting the most ideal merger candidate available, the Company has made two small placements of capital.

The Company has made a loan in the amount of $1,250,000 to Blake Capital
Partners, an affiliate of Wayne M. Mills, the largest single shareholder of the Company, of Edina, Minnesota.  The loan bears interest at 6% per annum for a period of six months with a default rate of 12% thereafter.  The loan is secured by a pledge of 500,000 shares of stock in Metalclad Corporation owned by Mills and Blake.

The Company has participated to the extent of $1 million in a private placement of securities in a company known as Catalytic Solutions, Inc.
("CSI"), a private company based in Oxnard, California (www.catsolns.com).
The offering was handled by JP Morgan and Hambrecht & Quist and consists of a preferred stock offering convertible into common stock of CSI.  CSI is a rapidly growing private company that has developed a less expensive catalytic converter for automobiles.

The Company will be filing a report with the SEC on Form 8-K in the next few days more fully detailing the transactions with CSI and Blake.  Both of these opportunities came through substantial shareholder affiliates of the
Company.

Because of the prominent role played by Anthony C. Dabbene these past six years and because of the importance of the role he is expected to play in the Company's merger plans he has been promoted and will hereafter hold the titles and perform the duties of Executive Vice President, in addition to his current role as Chief Financial Officer.

For additional information contact:  Grant S. Kesler, President
                                     Anthony C. Dabbene, CFO
                                     Metalclad Corporation
                                     (949) 719-1234

Statements in this release that are not strictly historical are "forward-
looking" statements which should be considered subject to the many uncertainties that exist in the Company's operations and business environment.  These uncertainties, which include economic and currency conditions, market demand and pricing, competitive and cost factors, and the like, are included in this release.